Exhibit 10.66

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the [    ] day of [        ], [        ] by and between West Corporation, a Delaware corporation (the “Company”), and [Name] (the “Indemnitee”).

W I T N E S S E T H

WHEREAS, the Board of Directors has determined that the Company’s ability to attract and retain qualified persons as directors and officers is necessary to further the best interests of the Company’s stockholders and that in order to attract such individuals, the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company has adopted provisions in its Certificate of Incorporation and By-laws providing for indemnification and advancement of expenses of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, and the Company wishes to clarify, supplement, and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification and advancement of expenses; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1. Service by Indemnitee. Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

2. Indemnification and Advancement of Expenses. The Company shall indemnify Indemnitee, and shall (subject to Section 16) pay to Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by Indemnitee, to the fullest extent permitted by the Delaware General Corporation Law in effect on the date of this Agreement or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment, it being the intent of the parties that the Indemnitee shall enjoy the greater benefits so afforded by such change). Unless required by applicable law, the Company shall not adopt any amendment to the Company’s by-laws or certificate of incorporation, the effect of which would be to deny, diminish or encumber the rights of the Indemnitee to indemnification hereunder. Without diminishing the scope of the rights provided by this Section, the rights of Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to Indemnitee:

(a) to the extent expressly prohibited by Delaware law;

(b) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the certificate of incorporation or by-laws, or agreement of the Company or any other company or organization where Indemnitee is serving at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, indemnity clause, provision of the certificate of incorporation or by-laws, or agreement;

(c) in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company; or

(d) with respect to any Proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board of Directors of the Company, except as provided in Sections 4, 5 and 6 below.

3. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary or other capacity of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses, actually incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4. Indemnity in Proceedings by or in the Name of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this

Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or other capacity of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses, actually incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses as such court shall deem proper.

5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(d), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, after all appeals by a court of competent jurisdiction, that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually incurred in connection therewith.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities, amounts paid in settlement or Expenses, actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses, actually and reasonably incurred to which Indemnitee is entitled. For purposes of Sections 5 and 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not, without the Indemnitee’s prior written consent, enter into any such settlement of any action, suit or proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

8. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the Delaware General Corporation Law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness, is made (or asked to) respond to discovery requests or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, investigative, legislative or other nature, to which Indemnitee neither is, nor is threatened to be made, a party.

9. Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6, 7 or 8, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (d) the stockholders of the Company; or (e) in the event that a Change of Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. Such Independent Counsel shall be selected by the Board of Directors and reasonably approved by Indemnitee, except that in the event that a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee and reasonably approved by the Board of Directors. Upon failure of the Board so to select (or so to approve, in the event that a Change of Control has occurred) such Independent Counsel or upon failure of Indemnitee so to approve (or so to select, in the event that a Change of Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of a written request for indemnification. Any amounts incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s Certificate of Incorporation and By-laws or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such amounts and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination. Any Independent Counsel, member of the Board of Directors or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

10. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 9 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence in making any determination contrary to such presumption. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or reports made to the Company by its independent public accountant, appraiser or other expert selected with reasonable care by the Company. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. However, neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

11. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if Expenses are not paid pursuant to Section 16, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 9 or 10 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company promptly shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

12. Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation or By-laws of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement with the Company or any other party or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his capacity as officer, director or other capacity with respect to the Company prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The Company shall obtain and maintain a policy or policies of directors’ and officers’ liability insurance customary for similarly situated companies in an amount determined by the Board of Directors from time to time to be sufficient with reputable insurance companies to provide the directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such officer or director under such policy or policies.

13. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, suit or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by Indemnitee.

14. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, agent or fiduciary of the Company or is serving at the request of the Company as a director, officer, employee, agent, fiduciary or other capacity of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee, agent or fiduciary of the Company or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or other capacity of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

15. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any ongoing obligation with respect to Indemnitee without Indemnitee’s written consent; it being understood that the Company may settle any claim for monetary relief at its own discretion. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16. Advancement of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder. To receive payment of Expenses under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and an undertaking, by or on behalf of Indemnitee, to reimburse such amounts if it is ultimately determined, after all appeals by a court of competent jurisdiction, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Any advances and undertakings to repay under this section shall be unsecured and interest free. Each such payment of Expenses shall be made within 20 calendar days after the receipt by the Company of such written request. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any action, suit or proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court or arbitrator shall determine that Indemnitee is entitled to payment of Expenses hereunder.

17. Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

18. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

19. Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), and (ii) with respect to any natural Person, any member of the immediate family of such natural Person.

(b) “Affiliated Fund” means with respect to any Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor).

(c) “Change of Control” means the occurrence of any of the following:

(1) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

(2) any consolidation or merger of the Company with or into any other corporation or other person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock and either:

(i) represent directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, or

(ii) do not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; or

(3) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly though one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), other than the Investors and their respective Affiliated Funds;

but excluding, in any case referred to in clause (2) or (3) of this definition the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

(d) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(e) “Expenses” means all expenses incurred in connection with the defense or settlement of any investigation, action, suit or other proceeding, including any judicial, administrative, investigative, legislative or other proceedings, and appeals, reasonable attorneys’ fees, witness fees and expenses, reasonable fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13 and 16 above but shall not include the amount of judgments, penalties, fines or amounts paid in settlement.

(f) “Independent Counsel” means a law firm or a member of a law firm experienced in matters of corporate law that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g) “Initial Public Offering” means the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

(h) “Investors” means the Other Investors, Quadrangle Investors and THL Investors.

(i) “Other Investors” means SONJ Private Opportunities Fund, L.P. and its Affiliates.

(j) “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(k) “Proceeding” includes any threatened, pending or completed investigation, action, suit or other proceeding, whether brought in the name of the Company or otherwise, against Indemnitee (including any cross-claim made by Indemnitee), whether of a civil, criminal, administrative, investigative, legislative or other nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, fiduciary or other capacity of the Company, or is or was serving, at the request of the Company, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(l) “Quadrangle Investors” means Quadrangle Capital Partners II LP, Quadrangle Capital Partners II-A LP, Quadrangle Select Partners II LP and their respective Affiliates.

(m) “THL Investors” means Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (West), L.P., THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company III LLC, THL Fund VI Bridge Corp., THL Parallel Fund VI Bridge Corp., THL DT Fund VI Bridge Corp. and their respective Affiliates.

20. Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of Delaware.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Company acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by third parties employing or otherwise affiliated with such Indemnitee (the “Third Party Source”) [, including without limitation certain rights to indemnification, advancement of expenses and/or insurance provided by the [THL/Quadrangle] Investors and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, the THL Investors]. The Company agrees that with respect to any indemnification to which Indemnitee is entitled hereunder that the Company is the indemnitor of first resort and any obligation of the Third Party Source is secondary, and the Company shall be obligated to indemnify Indemnitee hereunder without regard to any rights Indemnitee may have against the Third Party Source. The Company shall not (and shall cause its subsidiaries not to) exercise any rights against the Third Party Source that arise from or relate to the payment or performance of the Company’s obligations under this Agreement (or any insurance policies of the Company), including without limitation, rights of contribution, subrogation, reimbursement, indemnification or other right of recovery. If any Third Party Source pays or causes to be paid, for any reason, any amounts otherwise indemnifiable or required to be advanced under this Agreement (or insurance policy), then the Third Party Source shall have the right to be promptly reimbursed by the Company for amounts paid by the Third Party Source, and the Third Party Source shall be fully subrogated to the rights of Indemnitee against the Company to payment or advance hereunder. The Third Party Source is a third party beneficiary of the rights under this Section 20(e) and shall be entitled to enforce such provision against the Company.

(f) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

WEST CORPORATION

By:
Name:
Title:

[Indemnitee]

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